UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2009

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On September 29, 2009, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, together with their direct parent, BFE Operating Company, LLC, each a wholly-owned indirect subsidiary of BioFuel Energy LLC (“BFE Energy”), entered into a waiver and amendment (the “Amendment”) pursuant to (a) that certain Credit Agreement, dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”), among BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy, LLC (collectively, as “Borrowers”), BFE Operating Company, LLC as Borrowers’ Agent, the Lenders party thereto, BNP Paribas, as Administrative Agent and Arranger, and Deutsche Bank Trust Company Americas, as Collateral Agent and (b) that certain Collateral Account Agreement, dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Account Agreement”), among the Borrowers, the Borrowers’ Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and Deutsche Bank Trust Company Americas, as Depositary Agent and Securities Intermediary.

Under the terms of the Amendment the Lenders have agreed to: (i) waive any previously asserted Defaults or Events of Default under the Credit Agreement; (ii) immediately advance $3,678,762 to provide funds for certain capital improvements at the plants and to pay for professional advisor fees; and (iii) provide up to $9,742,995 in additional loans which may be used to make future principal and interest payments under the Credit Agreement.  Prior loan commitments in an aggregate amount of $1,720,243 were terminated under the terms of the Amendment.

Upon entering into the Amendment the subsidiaries, which own and operate the Company’s ethanol plants in Wood River, Nebraska and Fairmont, Minnesota, also converted their outstanding construction loans, which had provided financing for the construction of the plants, into term loans that mature in 2014.  Following the conversion, the subsidiaries made their first principal payment of $3.2 million to the Lenders, as a result of which $195.4 million in aggregate principal amount of term loans remained outstanding as of September 30, 2009.  The Company’s working capital loans, with an aggregate principal amount of $20.0 million outstanding, were unaffected by the Amendment.

BFE Energy is a direct subsidiary of BioFuel Energy Corp. (referred to above as the “Company”).  BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy are subsidiaries of BFE Energy.  Neither BFE Energy nor the Company is a party to the Credit Agreement.

The above description is only a summary of the material changes to the Credit Agreement and the Account Agreement as effected by the Amendment and does not purport to be complete.  You are advised to refer to (a) the actual terms of the Amendment, which is attached to this report as Exhibit 10.1 and incorporated by reference herein, for the full details of the changes so effected and (b) to the terms of  the Credit Agreement and the Account Agreement, which have been filed with the SEC as Exhibits 10.2 and 10.3, respectively, to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-139203) on January 24, 2007, for the full details of the terms thereof.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Waiver and Amendment dated September 29, 2009.

99.1	Press Release issued by the Company on September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: September 30, 2009	By:	/s/ Kelly Maguire
	Name:	Kelly G. Maguire
	Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Waiver and Amendment dated September 29, 2009.

99.1	Press Release issued by the Company on September 30, 2009.